Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 3Q2019 RESULTS

— — —

INCOME BEFORE TAXES OF $281 MILLION ON $466 MILLION IN NET REVENUES,  EARNINGS PER SHARE ON NET INCOME OF $0.45 AND EARNINGS PER SHARE ON COMPREHENSIVE INCOME OF $0.39.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, October 15, 2019 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR), an automated global electronic broker, reported diluted earnings per share on net income of $0.45 for the quarter ended September 30, 2019 compared to $0.51 for the same period in 2018, and diluted earnings per share on comprehensive income of $0.39 for the quarter, compared to $0.50 for the same period in 2018.

Net revenues were $466 million and income before income taxes was $281 million this quarter, compared to net revenues of $439 million and income before income taxes of $276 million for the same period in 2018. The results for the quarter were positively impacted by strong growth in net interest income, which increased $47 million, or 19%, and commissions revenue, which increased $20 million, or 12%, from the year-ago quarter; partially counterbalanced by lower other income, which decreased $40 million from the year-ago quarter.

The results for the quarter include a $47 million loss on our currency diversification strategy, compared to a $24 million loss in the same period in 2018; and a $13 million mark-to-market loss on our investment in Tiger Brokers.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on December 13, 2019 to shareholders of record as of November 29, 2019.

Business Highlights

•	60% pretax profit margin for this quarter, down from 63% in the year-ago quarter.
•	65% Electronic Brokerage pretax profit margin for this quarter, down from 66% in the year-ago quarter.
•	Customer equity grew 10% from the year-ago quarter to $156.6 billion and customer debits decreased 17% to $25.6 billion.
•	Customer accounts increased 16% from the year-ago quarter to 666 thousand.
•	Total DARTs[1] increased 13% from the year-ago quarter to 859 thousand.
•	Brokerage segment equity was $6.5 billion. Total equity was $7.7 billion.

1 Daily average revenue trades (DARTs) are based on customer orders.

Segment Overview

Electronic Brokerage
Electronic brokerage segment income before income taxes increased 13% to $331 million in the quarter ended September 30, 2019, compared to the same period last year. Net revenues increased 14% to $506 million on higher net interest income and commissions revenue, partially offset by lower other income.

Commissions revenue increased 12% from the year-ago quarter on higher customer trading volume in options and futures, and higher commissions per share in stocks. Net interest income increased 20% as average customer credit balances and benchmark interest rates increased from the year-ago quarter. Pretax profit margin was 65% for the quarter ended September 30, 2019, down from 66% in the same period last year.

Customer accounts grew 16% to 666 thousand and customer equity increased 10% from the year-ago quarter to $156.6 billion. Total DARTs for cleared and execution-only customers increased 13% to 859 thousand from the year-ago quarter. Cleared DARTs increased 12% to 777 thousand from the same period last year.

Market Making
Market making segment income before income taxes increased 14% to $8 million in the quarter ended September 30, 2019, compared to the same period last year, primarily due to higher net interest income from the remaining operations.

Corporate
For the quarter ended September 30, 2019, we recognized a mark-to-market loss of approximately $13 million in our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”). For the nine months ended September 30, 2019 we recognized a net mark-to-market gain of $16 million on this investment.

Effects of Foreign Currency Diversification
In connection with our currency diversification strategy, we have determined to base our net worth in GLOBALs, a basket of 14 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $75 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.84%. The effects of the currency diversification strategy are reported as components of (1) Other Income in the corporate segment and (2) Other Comprehensive Income (“OCI”).

Regulatory Matters
The Company is subject to regulatory oversight and examination by numerous governmental and self-regulatory authorities. The Company is currently providing information to certain of such authorities, including FINRA, the SEC, the CFTC and the United States Department of Justice, and cooperating with those authorities. The Company believes that the regulators are focused on compliance practices, including anti money laundering and Bank Secrecy Act practices. The Company periodically reviews these practices to make them more robust and to keep pace with changing regulatory standards, and the Company has been enhancing and augmenting its procedures and personnel in these areas over the past several years. While the outcome of the examinations and inquiries currently in progress cannot be predicted, the Company does not believe that they are likely to have a materially adverse effect on the Company’s financial results.

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, October 15, 2019, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 125 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to customers worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our customers with a uniquely sophisticated platform to manage their investment portfolios at the lowest cost according to Barron's Best Online Brokers review, February 25, 2019. We strive to provide our customers with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-913-1369.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)
					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2016	64,038		259,932		16,515		340,485		1,354
2017	31,282	(51%)	265,501	2%	14,835	(10%)	311,618	(8%)	1,246
2018	18,663	(40%)	328,099	24%	21,880	47%	368,642	18%	1,478

3Q2018	4,795		71,646		5,293		81,734		1,308
3Q2019	4,738	(1%)	78,793	10%	6,566	24%	90,097	10%	1,419

2Q2019	3,853		74,269		6,827		84,949		1,348
3Q2019	4,738	23%	78,793	6%	6,566	(4%)	90,097	6%	1,419

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	572,834		143,287		155,439,227
2017	395,885	(31%)	124,123	(13%)	220,247,921	42%
2018	408,406	3%	151,762	22%	210,257,186	(5%)

3Q2018	92,297		29,936		45,572,711
3Q2019	103,972	13%	36,124	21%	43,107,364	(5%)

2Q2019	96,007		32,424		42,995,205
3Q2019	103,972	8%	36,124	11%	43,107,364	0%

MARKET MAKING
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	307,377		14,205		13,082,887
2017	102,025	(67%)	5,696	(60%)	7,139,622	(45%)
2018	49,554	(51%)	3,277	(42%)	11,347,811	59%

3Q2018	11,805		758		2,995,942
3Q2019	10,848	(8%)	697	(8%)	2,082,317	(30%)

2Q2019	10,008		621		2,598,531
3Q2019	10,848	8%	697	12%	2,082,317	(20%)

BROKERAGE TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	265,457		129,082		142,356,340
2017	293,860	11%	118,427	(8%)	213,108,299	50%
2018	358,852	22%	148,485	25%	198,909,375	(7%)

3Q2018	80,492		29,178		42,576,769
3Q2019	93,124	16%	35,427	21%	41,025,047	(4%)

2Q2019	85,999		31,803		40,396,674
3Q2019	93,124	8%	35,427	11%	41,025,047	2%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	227,413		128,021		138,523,932
2017	253,304	11%	116,858	(9%)	209,435,662	51%
2018	313,795	24%	146,806	26%	194,012,882	(7%)

3Q2018	70,233		28,922		41,406,443
3Q2019	80,840	15%	35,108	21%	39,891,867	(4%)

2Q2019	71,524		31,564		39,086,399
3Q2019	80,840	13%	35,108	11%	39,891,867	2%

[1]	Includes options on futures.

BROKERAGE STATISTICS
(in 000's, except % and where noted)
Year over Year	3Q2019	3Q2018	% Change
Total Accounts	666	576	16%
Customer Equity (in billions)[1]	$156.6	$142.5	10%

Cleared DARTs	777	696	12%
Total Customer DARTs	859	763	13%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.69	$3.78	(2%)
DART per Avg. Account (Annualized)	297	312	(5%)
Net Revenue per Avg. Account (Annualized)	$2,995	$3,109	(4%)

Consecutive Quarters	3Q2019	2Q2019	% Change
Total Accounts	666	645	3%
Customer Equity (in billions)[1]	$156.6	$153.1	2%

Cleared DARTs	777	740	5%
Total Customer DARTs	859	828	4%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.69	$3.68	0%
DART per Avg. Account (Annualized)	297	293	1%
Net Revenue per Avg. Account (Annualized)	$2,995	$2,863	5%

[1]	Excludes non-customers.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018

	(in millions)
Average interest-earning assets
Segregated cash and securities	$29,443	$20,923	$27,384	$20,437
Customer margin loans	26,134	29,339	26,014	29,599
Securities borrowed	4,036	3,531	3,900	3,295
Other interest-earning assets	5,362	4,371	5,202	4,208
FDIC sweeps[1]	2,151	1,423	1,999	1,122
	$67,126	$59,587	$64,499	$58,661

Average interest-bearing liabilities
Customer credit balances	$53,762	$48,544	$51,786	$47,954
Securities loaned	4,160	3,882	3,993	4,068
	$57,922	$52,426	$55,779	$52,022

Net interest income
Segregated cash and securities, net	$153	$91	$434	$233
Customer margin loans[2]	175	182	537	485
Securities borrowed and loaned, net[3]	77	54	177	166
Customer credit balances, net2/3	(137)	(100)	(421)	(241)
Other net interest income1/4	31	25	94	63
Net interest income[4]	$299	$252	$821	$706

Net interest margin ("NIM")	1.77%	1.68%	1.70%	1.61%

Annualized yields
Segregated cash and securities	2.06%	1.73%	2.12%	1.52%
Customer margin loans	2.66%	2.46%	2.76%	2.19%
Customer credit balances	1.01%	0.82%	1.09%	0.67%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
During the quarter ended December 31, 2018, we reclassified components of net interest income related to interest paid on short sale proceeds and as such, prior period amounts have been adjusted to conform to the current period presentation. For the three and nine months ended September 30, 2018, ($21) million and ($50) million have been reclassified from net interest income on “Securities borrowed and loaned, net” to “Customer credit balances, net”.

[4]
Includes income from financial instruments which has the same characteristics as interest, but is reported in other income in the Company’s consolidated statements of comprehensive income, of $8 million for the three months ended September 30, 2019 and 2018, and $25 million and $20 million for the nine months ended September 30, 2019 and 2018, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Nine Months
		Ended September 30,		Ended September 30,
		2019	2018	2019	2018
		(in millions)

Electronic Brokerage	Net revenues	$506	$444	$1,435	$1,352
	Non-interest expenses	175	152	552	486

	Income before income taxes	$331	$292	$883	$866

	Pre-tax profit margin	65%	66%	62%	64%

Market Making	Net revenues	$17	$16	$52	$59
	Non-interest expenses	9	9	27	34

	Income before income taxes	$8	$7	$25	$25

	Pre-tax profit margin	47%	44%	48%	42%

Corporate [1]	Net revenues	$(57)	$(21)	$(50)	$0
	Non-interest expenses	1	2	13	4

	Income (loss) before income taxes	$(58)	$(23)	$(63)	$(4)

Total	Net revenues	$466	$439	$1,437	$1,411
	Non-interest expenses	185	163	592	524

	Income before income taxes	$281	$276	$845	$887

	Pre-tax profit margin	60%	63%	59%	63%

[1]	Corporate includes corporate related activities as well as inter-segment eliminations and gains and losses on positions held as part of our overall currency diversification strategy.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
	(in millions, except share and per share data)

Revenues:
Commissions	$187	$167	$538	$572
Interest income	468	363	1,308	1,007
Trading gains	7	7	20	32
Other income (loss)	(19)	21	83	121

Total revenues	643	558	1,949	1,732

Interest expense	177	119	512	321

Total net revenues	466	439	1,437	1,411

Non-interest expenses:
Execution, clearing and distribution fees	68	57	192	196
Employee compensation and benefits	67	63	213	201
Occupancy, depreciation and amortization	15	12	43	35
Communications	7	7	19	20
General and administrative	30	25	80	70
Customer bad debt	(2)	(1)	45	2

Total non-interest expenses	185	163	592	524

Income before income taxes	281	276	845	887

Income tax expense	20	18	50	52

Net income	261	258	795	835

Net income attributable to noncontrolling interests	225	219	678	709

Net income available for common stockholders	$36	$39	$117	$126

Earnings per share:
Basic	$0.46	$0.52	$1.54	$1.73
Diluted	$0.45	$0.51	$1.52	$1.71

Weighted average common shares outstanding:
Basic	76,742,789	74,649,469	75,910,080	72,879,007
Diluted	77,348,976	75,360,089	76,646,487	73,745,640

Comprehensive income:
Net income available for common stockholders	$36	$39	$117	$126
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(6)	(1)	(3)	(14)
Income taxes related to items of other comprehensive income	-	-	-	(1)
Other comprehensive income (loss), net of tax	(6)	(1)	(3)	(13)
Comprehensive income available for common stockholders	$30	$38	$114	$113

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$225	$219	$678	$709
Other comprehensive income - cumulative translation adjustment	(22)	(2)	(11)	(60)
Comprehensive income attributable to noncontrolling interests	$203	$217	$667	$649

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
	(in millions, except share and per share data)

Comprehensive income available for common stockholders	$30	$38	$114	$113

Comprehensive earnings per share:
Basic	$0.39	$0.51	$1.50	$1.55
Diluted	$0.39	$0.50	$1.49	$1.54

Weighted average common shares outstanding:
Basic	76,742,789	74,649,469	75,910,080	72,879,007
Diluted	77,348,976	75,360,089	76,646,487	73,745,640

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

			September 30, 2019	December 31, 2018
			(in millions)

Assets
Cash and cash equivalents			$3,035	$2,597
Cash - segregated for regulatory purposes			8,794	7,503
Securities - segregated for regulatory purposes			21,246	15,595
Securities borrowed			4,010	3,331
Securities purchased under agreements to resell			1,391	1,242
Financial instruments owned, at fair value			1,883	2,119
Receivables from customers, net of allowance for doubtful accounts			25,970	27,017
Receivables from brokers, dealers and clearing organizations			868	706
Other assets			607	437

Total assets			$67,804	$60,547

Liabilities and equity

Liabilities
Short-term borrowings			$15	$17
Securities loaned			3,955	4,037
Financial instruments sold but not yet purchased, at fair value			977	681
Other payables:
Customers			54,474	47,993
Brokers, dealers and clearing organizations			245	298
Other payables			485	365
			55,204	48,656

Total liabilities			60,151	53,391

Equity
Stockholders' equity			1,405	1,282
Noncontrolling interests			6,248	5,874
Total equity			7,653	7,156

Total liabilities and equity			$67,804	$60,547

	September 30, 2019		December 31, 2018
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	76,748,855	18.5%	75,100,955	18.1%
Noncontrolling interests (IBG Holdings LLC)	338,670,642	81.5%	338,691,717	81.9%

Total IBG LLC membership interests	415,419,497	100.0%	413,792,672	100.0%